Exhibit 4.1

SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY STATE OR PROVINCIAL SECURITIES ACTS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE ACTS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE 1933 ACT, STATE OR PROVINCIAL SECURITIES ACT OR ARE EXEMPT FROM SUCH REGISTRATION.  THESE SECRUITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") OR BY ANY STATE OR PROVINCIAL SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES ADMINISTRATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TRUSTCASH HOLDINGS, INC.
COMMON SHARES SUBSCRIPTION AGREEMENT

INSTRUCTIONS: To properly complete this Agreement you must complete this page and page 2 and:

  If you are a resident of British Columbia, sign the Canadian Certificate of Accredited Investor attached as Schedule B and Risk Acknowledgement attached as Schedule C. The purpose of the Schedule B Certificate is to determine whether you meet the standards for participation in a private placement under British Columbia securities laws where the company currently resides; and
  If you are resident in the United States or a United States citizen, complete Schedule A, Certification of U.S. Purchaser.  The purpose of the Certification is to determine whether you meet the standards for participation in a private placement under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission; or
  If you are Non-United States resident, complete Schedule D, Certification of Non-U.S. Purchaser.
  All Purchasers should also complete the Registration Rights Agreement forwarded with this Agreement.

TO:         TRUSTCASH HOLDINGS, INC. (the "Corporation")
                325-3495 Cambie Street, Vancouver, British Columbia V5Z 4R3

The undersigned (hereinafter referred to as the "Purchaser") hereby irrevocably subscribes for and agree to purchase from the Corporation the number of shares of Common Stock of the Corporation (the "Shares" or "Securities") set forth below for the total consideration set forth below (the "Purchase Price"), representing a subscription price of US $ 1.00 (as hereinafter defined) per Share, upon and subject to the terms and conditions (including adjustment), and hereby covenants, represents and warrants as set forth in "Terms and Conditions of Subscription of Shares of Trustcash Holdings, Inc." dated for reference June 12, 2007 attached hereto and expressly incorporated herein.

EXECUTED by the Purchaser this 30th day of June, 2007.

WITNESS:

_________________________________________
Signature of witness

_________________________________________
Name of witness

_________________________________________
Address of witness

_________________________________________

ACCEPTED this _______ day of __________, 2007.

TRUSTCASH HOLDINGS, INC.

Per:  /s/ Kent Carasquero

EXECUTION BY PURCHASER:

X _______________________________________
Signature of individual or Authorized Signatory

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_________________________________________
Address of Purchaser (residence if an individual)

_________________________________________
Telephone Number

________________________________________ Authorized Signatory	__________________________________________ E-Mail Address

SUBSCRIPTION NFORMATION Number of Shares: __________________ Purchase Price US$: __________________	REGISTRATION INSTRUCTIONS:

____________________________________
Name to appear on certificate

____________________________________
Account reference, if applicable

____________________________________
Address

____________________________________

NON-PRINCIPAL INFORMATION

If the Purchaser is signing as an agent for a principal and is not a trust company or an insurer or, in British Columbia a portfolio manager, in either case purchasing as trustee or agent for accounts fully managed by it, complete the following:

_______________________________________
Name of Principal (please print)

_______________________________________
Address of Principal

_______________________________________
Telephone Number

_______________________________________
E-Mail Address

DELIVERY INSTRUCTIONS:

_______________________________
Name and account reference, if applicable

_______________________________
Contact name

_______________________________
Address

_______________________________
Telephone Number

REPRESENTATION OF PURCHASER:

1.       The Purchaser represents that the number of shares of common stock or securities convertible into shares of common stock of the Corporation presently owned (beneficially, directly or indirectly) by the Purchaser are as follows:

     Shares of common stock:   ______________________

     Securities Convertible into shares of common stock: _____________________

2.       The Purchaser represents that the Purchaser is / is not (circle one) an Insider of the Corporation (as defined in the definition section below).

ACCEPTANCE:  The Corporation hereby accepts the above subscription and the Corporation represents and warrants to the Purchaser that the representations, warranties and covenants made by the Corporation in this Agreement are true and correct in all material respects as of this date and that the Purchaser is entitled to rely thereon.

TRUSTCASH HOLDINGS, INC.                                   Dated:    June 30, 2007
                                                                                                               Execution Date

Per:      /s/ Kent Carasquero
            Kent Carasquero, President

OFFERING TERMS

Reference date of this Agreement: June 30, 2007 (the "Subscription Date")

                The Offering:

The Issuer:
Name: Trustcash Holdings, Inc. (the "Corporation")
Jurisdiction of organization: The Corporation is incorporated under the laws of Nevada.

Authorized and outstanding capital: At the time of closing the Company will have:

  350,000,000 shares of common stock with a par value $0.001 per share of which 33,000,000 shares will be issued and outstanding on a post-split basis; and
  50,000,000 shares of preferred stock with a par value of $0.001 per share of which no preferred shares are issued and outstanding.

Securities Legislation Applicable to the Corporation or this Offering:  The United States Securities Act of 1933, and the Securities Act (British Columbia) together with the regulations and rules made and promulgated thereunder and all administrative policy statements, orders and rulings, notices and other administrative directions issued by the Commissions (as defined below).

Purchased Securities: The "Securities" are shares of Common Stock of the Corporation. A maximum total of 500,000 shares of Common Stock of the Corporation are being offered (the "Shares" or the "Securities").  There is no minimum number of Shares which needs to be sold in this Offering. These Securities are being offered for cash.

Price: US $ 1.00 per Share for gross proceeds of US$ 500,000 if all 500,000 Shares being offered are sold.
Commission: No finder's fee will be paid in cash or in shares of the Corporation in connection with this Offering.

Additional provisions: The Shares will be issued and registered in the name of the purchasers or their nominees.

The issuance of the Shares in the Offering will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights.  Purchaser acknowledges the dilution and effect of the transactions contemplated by the Purchase Agreement (defined below) and the exhibits thereto.

Selling Jurisdictions: The Shares may be sold in the United States, British Columbia and in jurisdictions outside of Canada and the United States (the "Selling Jurisdictions") solely in accordance with available exemptions and applicable law.

Exemptions: The Offering will be made in accordance with the following exemptions from the prospectus and registration requirements:

(a) in the United States, Rule 506 of Regulation D promulgated under the U.S. Securities Act of 1933; and
(b) in British Columbia, the "accredited investor" exemption (s. 5.1, National Instrument 45-106) and Regulation S of the U.S. Securities Act of 1933; and

(d) outside of the United States and Canada, Regulation S of the U.S. Securities Act of 1933.

Closing Date Payment for, and delivery of, the Shares is scheduled to occur on or before April 30, 2007 (the "Closing Date") or such other date as determined by the Corporation, in its sole discretion.

Resale restrictions and legends There are substantial restrictions on the transferability of the Shares being offered; the Shares will not be, and investors in the Corporation have no right to require that the Shares be, registered under the Securities Act; there will be no public market for the Shares; and you will not immediately be able to avail yourself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to resale of the Shares;

The Purchaser acknowledges that the certificates representing the Shares will bear  legends in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION

OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT."

And Canadian Residents:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 30, 2007 AND (II) THE DATE THE ISSUER BECAME A REOPRTING ISSUER IN ANY PROVINCE OR TERRITORY."

Use of Proceeds. The Corporation has agreed to enter into a purchase agreement dated for reference June 30, 2007 with Trustcash LLC, and newly formed subsidiary of the Corporation called APS Systems, Inc. (the "Purchase Agreement"). A copy of the Purchase Agreement has been provided with this Subscription Agreement. Trustcash LLC will become a wholly owned subsidiary of the Corporation on closing of the Purchase Agreement the business of Trustcash LLC will become the business of the Corporation. Trustcash LLC is an alternative online payment system. The funds raised in this private placement will be used to advance the Purchase Agreement and the new business direction of the Corporation on closing the Purchase Agreement.
5

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SHARES
OF
TRUSTCASH HOLDINGS, INC.

Dated for reference June 30, 2007.

1.  DEFINITIONS.

1.1  In the Subscription Agreement (and all schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

  "1933 Act" means the United States Securities Act of 1933, as amended;
  "Applicable Legislation" means the Securities Legislation Applicable to the Corporation (as defined on page 3) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;
  "Closing" means the completion of the sale and purchase of the Purchased Securities;
  "Closing Date" has the meaning assigned in the Terms being on or before March 31, 2007 or such other date as determined by the Corporation, in its sole discretion;
  "Commissions" means all securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement and the Securities and Exchange Commission;
  "Corporation" means Trustcash Holdings, Inc.;
  "Final Closing" means the last closing under the Private Placement;
  "General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on page 11 to 17;
  "Offering" means up to 500,000 Shares to raise an aggregate total of US$ 500,000 in cash.
  "Private Placement" means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;
  "Purchased Securities" has the meaning assigned in the Terms;
  "Purchasers" means the purchasers of the Shares.
  "Regulation S" means Regulation S promulgated under the 1933 Act;
  "Regulatory Authorities" means the Commissions;
  "Securities" means the shares of Common Stock of the Corporation to be issued in this Offering;
  "Securities Commissions" means collectively the British Columbia  Securities Commission and the US Federal Securities Commission;
  "Shares" or "Securities" means the shares of Common Stock of the Corporation;

  "Subscription Agreement" means the first (cover) page, the Offering Terms on page 2, the General Provisions on pages 11 to 17 and the other schedules and appendixes incorporated by reference; and

  "Terms" means those portions of the Subscription Agreement headed "Offering Terms" and contained on page 2.
  "US" means the United States of America;
  "US Person" means a US person as that term is defined in Regulation S under the 1933 Act;

1.2   In the Subscription Agreement, the following terms have the meanings defined in Regulation S: "U.S. Person" and "United States".

1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD" and United States dollars are indicated with the prefix "US $".

1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.  TERMS OF OFFER.

2.1 The Shares will be sold by private placement pursuant to available exemptions from securities legislation in British Columbia and other applicable jurisdictions outside of United States and Canada.  The Shares may be sold in the United States pursuant to the exemption from registration requirements of the 1933 Act provided by Rule 506 of Regulation D of the 1933 Act. The Shares may be sold in outside the United States pursuant to the exemption from registration requirements of the 1933 Act provided by Regulation S of the 1933 Act.   By its acceptance of this offer, the Corporation covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants, agreements, terms and conditions set forth in this Subscription Agreement.

2.2  The Purchaser acknowledges that:

  The Offering will be used to provide additional working capital financing for the Corporation of up to US$ 500,000;
  There is no minimum subscription;
  This Subscription is irrevocable by the Purchaser and may be rejected by the Corporation in whole or in part; and
  There are legal and contractual restrictions on the Purchasers ability to resell or otherwise dispose of the Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them;

3.  SHARES.

A total of 500,000 shares of Common Stock of the Corporation (the "Shares") are being sold at a price of US$ 1.00 per share to raise an aggregate total of US$ 500,000 in cash and or settlement of debt if all Shares are sold.

4.  OTHER PROVISIONS.  The Corporation covenants that:

a.       the distribution to the Purchaser is made by the Corporation in a security of its own issue;

b.       the Corporation, at the date of distribution to the Purchaser, will have filed all documents that it is required to file under the continuous disclosure provisions of the Securities Laws, including annual and interim financial information, press releases disclosing material changes, and material change reports;

c.        the Corporation will place the legend required by the 1933 Act and British Columbia adopted National Instrument 45-106 ("Regulation 45-106") where applicable and any other required legends on the

d.       certificates representing the Shares; and

e.        the Corporation is a "reporting issuer" under section 12 of the US Securities Exchange Act of 1934.  The Corporation is not a "reporting issuer" in British Columbia or any other jurisdiction in Canada.

5.  PAYMENT AND DELIVERY.   The Purchaser hereby unconditionally subscribes for and agrees to purchase the number of Shares subscribed for on the face page of this Subscription Agreement at the subscription price therein.  The Purchaser shall deliver to the Corporation concurrently with the execution of this Agreement (i) a completed and originally executed copy of, if applicable, the Certificate of US Purchasers (Schedule A – US Subscribers Only), (ii) the Certification of Canadian Accredited Investors (Schedule B); (iii) the Risk Acknowledgement (Schedule C - Canadian Subscribers only), (iii) a completed and originally executed copy of, if applicable, the Certificate of US Purchasers (Schedule D – Non-US Subscribers Only),  and (iv) such information, additional undertakings, questionnaires and other documents as the Corporation may request in connection with the issue and sale of the Shares.  The Purchaser shall deliver at Closing the total purchase price for the Shares by way of certified cheque or bank draft made payable to the Corporation.  The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation, warranty or covenant of the Purchaser hereunder in favour of the Corporation.  The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

6.  ACCEPTANCE OR REJECTION OR ALLOTMENT.  The Corporation will have the right in its sole discretion to accept or reject this offer at any time at or prior to the Closing.  The Purchaser acknowledges and agrees that the acceptance of this offer may be subject to the discretion of any other regulatory body having jurisdiction with respect to the Corporation, and will be conditional on the allotment and the sale of the Shares to the Purchaser being exempt from any prospectus requirements of all applicable securities legislation or, as applicable, from registration requirements of the 1933 Act and any applicable Provincial or State securities laws.  The Corporation will be deemed to have accepted this offer upon delivery at the Closing of the certificates representing the Purchaser's Shares.  If the certificates representing the Purchaser's Shares have not been delivered to the Purchaser on or before December 31, 2007, then this Agreement shall terminate and all subscription funds advanced to the Corporation hereunder will be paid forthwith to the Purchaser.

7.  PURCHASER'S REPRESENTATIONS AND WARRANTIES.  The Purchaser acknowledges that the following representations and warranties by it are given with the intention that they will be relied upon by the Corporation and its counsel in determining its eligibility or, if applicable, the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation.  The Purchaser represents and warrants to the Corporation and its counsel, that its representation and warranties are true as of the date of this offer and will be true as of the date of this Subscription Agreement and agrees that by accepting delivery of the Shares it shall be representing and warranting as of the Closing Date, that:

a.       British Columbia Accredited Investors.  If the Purchaser is a resident of, incorporated under or otherwise subject to the laws of British Columbia the Purchaser represents that the Purchaser is an "accredited investor" as that term is defined in National Instrument 45-106 and is purchasing the Shares as principal, the Purchaser has completed and executed a Canadian Certificate of Accredited Investor attached hereto as Schedule B and hereby confirms the truth and accuracy of all statements made therein by the Purchaser and that all such statements will be true and accurate at the Closing Date; or

b.       Distribution Outside United States.  The Purchaser, or any beneficial purchaser for whom it is acting, will comply with the requirements of all applicable securities legislation in United States, will provide such evidence of compliance with all such matters the Corporation may request, and in connection with the purchase of the Shares, the Purchaser hereby:

A.            certifies to the Corporation that it is not a resident of United States;

B.            acknowledges to the Corporation that it is aware that:

                                                                                       i.      no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

                                                                                      ii.      there is no government or other insurance covering the Shares;

                                                                                    iii.      there are risks associated with the purchase of the Shares;

                                                                                    iv.      the Corporation has advised the Purchaser that the Corporation is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the securities legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the securities legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

                                                                                     v.      the certificates to be delivered to the Purchaser representing the Shares purchased by the Purchaser will be in compliance with the applicable laws of such jurisdiction and contain a legend stating that the Shares are subject to resale restrictions; and

                                                                                    vi.      the Purchaser acknowledges that the Shares have not been registered under the 1933 Act or the securities laws of any State of the United States or Province in Canada and the Corporation does not intend to register any of the Shares under the 1933 Act, or the securities laws of any State of the United States or Province in Canada and have no obligation to do so.  The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable State securities laws or exemptions from such requirements are available.  The Purchaser acknowledges that the Corporation will not register any transfer of any of the Shares not made in accordance with Regulation S of the 1933 Act or pursuant to an available exemption from registration; and

c.        US Persons.  If the Purchaser is a US Person, then either:

A.            The Purchaser is purchasing the Shares in an "offshore transaction" as defined in, and pursuant to, Regulation S on the basis that the Purchaser was not offered the Shares in the US and did not execute or deliver this Agreement in the US;

or

B.            The Purchaser is a US Person who is an "accredited investor" as defined in Rule 501 of Regulation D of the 1933 Act.

In either case, the Purchaser has duly completed, executed and delivered to the Corporation Schedule A to this Agreement (Certificate of US Purchaser) and represents, warrants and covenants to the Corporation the accuracy of all matters set out therein;

d.       Non-US Persons.  If the Purchaser is not a US Person, then:

A.            the Purchaser is not purchasing the Shares for the account or benefit of a US
Person;

B.            was not offered the Shares in the US; and

C.            did not execute or deliver this Agreement in the US;

The Purchaser has duly completed, executed and delivered to the Corporation Schedule D to this Agreement (Certificate of Non-US Purchaser) and represents, warrants and covenants to the Corporation the accuracy of all matters set out therein;

e.        US Securities Laws.  Each Purchaser acknowledges that that the Shares have not been registered under the 1933 Act or the securities laws of any State in the US and that the Corporation does not intend to register any of the Shares under the 1933 Act, or the securities laws of any State in the US and has no obligation to do so.  It is contemplated that the Corporation will enter into a registration rights agreement with the Purchasers purchasing Shares under this Subscription Agreement.  To the extent that such agreement is executed by the Corporation and the Purchaser, the Corporation will register the underlying shares of Common Stock pursuant to such registration rights agreement.  The Shares may not be offered or sold in the US unless registered in accordance with US federal securities laws and all applicable State securities laws or exemptions from such requirements are available.  The Purchaser acknowledges that the Corporation will not register any transfer of any of the Shares not made in accordance with Regulation S of the 1933 Act or pursuant to an available exemption from registration.

f.        Authorization and Effectiveness.  If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this offer and to observe and perform the covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, or, if an individual, the Purchaser has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto, and, in each case, upon acceptance by the Corporation, this Subscription Agreement constitutes a legal, valid, binding and enforceable contract of the Purchaser or the beneficial purchaser for which it is purchasing, as the case may be;

g.        Absence of Offering Memorandum.  The offering and sale of the Shares to the Purchaser were not made through an advertisement of the Shares in printed media of general and regular paid circulation, radio or television, or any other form of advertisement, and the Purchaser has not requested, nor does it need to receive, an offering memorandum or other document prepared by the Corporation describing its business affairs, in order to assist it in making an investment decision in respect of the Shares, and, except for this Subscription Agreement, no other documents have been delivered or otherwise furnished to the Purchaser in connection with such offering and sale;

h.       Purchasing as Principal or Non-Principal.  The Purchaser is purchasing the Shares as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Shares;

i.         Unincorporated Organization.  If the Purchaser is a syndicate, partnership or other form of unincorporated organization, the Purchaser warrants and represents that it was not created solely to permit purchases without a prospectus by groups of individuals or other persons who are not "accredited investors" as that term is defined in Regulation 45-106 (See Schedule B attached hereto);

j.         Disclosure to Regulatory Authorities.  The Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser's name and other information relating to this Agreement and the Purchaser's subscription hereunder, on a confidential basis to securities regulatory authorities or pursuant to the Proceeds of Crime (Money Laundering) Act;

k.       No Undisclosed Information.  The Shares are not being purchased by the Purchaser as a result of any material information concerning the Corporation that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person and is based entirely upon currently available public information concerning the Corporation;

l.         Adequate Information.  The Purchaser has had access to and has received all such information concerning the Corporation that the Purchaser considers necessary in connection with the Purchaser's investment decision;

m.     No Recommendation or Endorsement.  No agency, governmental authority, regulatory body, stock exchange, or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or government authorities made any recommendation or endorsement with respect to the Shares; and

n.       No Representations as to the Shares.  No person has made to the Purchaser any written or oral representations:

   i.          that any person will resell or repurchase the Shares;

   ii.          that any person will refund the purchase price for the Shares;

   iii.          as to the future price or value of the Shares; or

           iv.          that the Shares will be listed and posted for trading on any stock exchange or that an application has been made to list the shares of Common Stock of the Corporation on any stock exchange other than the OTC Bulletin Board.

8.  CORPORATION'S REPRESENTATIONS AND WARRANTIES.  By its execution of this Subscription Agreement, the Corporation hereby represents, warrants and covenants to the subscriber that:

a.       the Corporation has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Shares;

b.       this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms; and

c.        the execution and delivery of, and the performance of the terms of, this Subscription Agreement by the Corporation, including the issue of the Shares, does not and will not constitute a breach of or default under the constating/organizational documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound.

9.  HOLD PERIOD AND RESALE CONDITIONS.  The Purchaser acknowledges there are substantial restrictions on the transferability of the Shares provided in this Offering; and such Shares will not be, and the Purchaser in the Corporation have no right to require that the Shares be, registered under the Securities Act; there will be no public market for the Shares; and the undersigned will not immediately be able to avail himself or herself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to resale of the Shares.  The Purchaser further understands and acknowledges that the Shares will be subject to certain resale restrictions under applicable securities laws and the Purchaser agrees to comply with such restrictions and further acknowledges that the Shares cannot be resold unless the following conditions are complied with:

a.       the sale is to the Corporation;

b.       the sale is made outside of the US in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations;

c.        the sale is made pursuant to the exemption from registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable State securities laws or "blue sky" laws;

d.       the sale is to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) under the 1933 Act and a purchaser's letter containing the same representations, warranties and agreements as those contained in this certification, and satisfactory to the Corporation, is executed by the purchaser and delivered to the Corporation prior to the sale; or

the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable State laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.

10.  LEGEND.  The Purchase acknowledges and accepts that the certificates representing the Shares will bear the following legends or a legend with similar wording:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT.

And certificates issued to Canadian Purchasers:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 30, 2007, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

11.  NO REVOCATION.  The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

12.  INDEMNITY.  The Purchaser agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representations or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Corporation in connection herewith.

13.  MODIFICATION.  Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14.  ASSIGNMENT.  This Subscription Agreement and any interest herein or any of the rights arising hereunder may be assigned only together with the transfer of the Shares purchased hereunder and in accordance with applicable Securities Laws and any securities laws within or outside of Canada in the jurisdiction in which the Purchaser resides, and provided that the assignment is made in the assignee resides either (i) outside of Canada and the United States or (ii) outside British Columbia and agrees in writing to be bound by the terms and conditions of this Subscription Agreement and (iii) completes and executes and Acknowledgement of Assignment Form attached to the certificates representing the Shares and delivers it to the Corporation.

15.  NOTICE.  All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, on the date of transmission if sent before 5:00 p.m. and such day or, if not, on the first business day following the date of transmission.

Notice to the Corporation shall be addressed to:

Trustcash Holdings, Inc. (the "Corporation")
325-3495 Cambie Street
Vancouver, British Columbia V5Z 4R3
Attention: Kent Carasquero
Fax No.: (604) 725-4160

Notices to the Purchaser shall be addressed to the address of the Purchaser set out on the execution page hereof under AExecution of Purchaser@.

Either the Corporation or the Purchaser may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for services hereunder.

16.  MISCELLANEOUS.  The agreement resulting from acceptance of this Subscription Agreement by the Corporation contains the whole agreement between the Corporation and the Purchaser in respect of the subject matters hereof and except as provided herein there are no warranties, representations, terms, conditions, or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.  All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing.  Time shall be of the essence of this Subscription Agreement.  This Subscription Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the State of Delaware.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the city of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term the Subscription Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. This Subscription Agreement will enure to the benefit of and be binding upon the parties hereto, and their heirs, executors, administrators, successors and permitted assigns.  This Subscription Agreements may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.  The Purchaser acknowledges and agrees that all costs incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the sale of the Shares to the Purchaser shall be borne by the Purchaser.  The Purchaser, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated, or revoked by the Purchaser, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.  The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

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SCHEDULE "A"

CERTIFICATION OF US PURCHASERS

Capitalized terms not specifically defined in this Certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.  In the event of a conflict between the terms of this Certification and such Subscription Agreement, the terms of this Certification shall prevail.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule A  is attached, the undersigned (the APurchaser@) covenants, represents and warrants to the Corporation that:

1.                   The Purchaser is (i) a US Person and (ii) authorized to consummate the purchase of the Shares.

2.                   The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment.

3.                   The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Shares, including access to the Corporation=s public filings available on the Internet at www.sec.gov  and that any answers to questions and any requests for information have been complied with the Purchaser=s satisfaction.

4.                   The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws.

5.                   The address of the Purchaser set out on Page 1 of the Subscription Agreement is the true and correct address of the Purchaser and can be relied on by the Corporation and the Agent for purposes of State blue sky laws.

6.                   The Purchaser understands (i) the Shares have not been and will not be registered under the 1933 Act, or the securities laws of any State in the US; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; (iii) subject to certain exceptions provided under the 1933 Act, the Shares may not be transferred or exercised in the US or by or on behalf of a US Person unless such Securities, as applicable, are registered under the 1933 Act and applicable State securities laws or unless an exemption from such registration requirements is available.

7.                   The Purchaser satisfies one or more of the categories indicated below (please handwrite your initials on the appropriate line):

a.      ______         the Purchaser is purchasing the Shares in an  "offshore transaction" as defined in, and pursuant to, Regulation S on the basis was not offered the Shares in the US and did not execute or deliver the Subscription Agreement in the US; or

b.      ______         the Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D of the 1933 Act by virtue of meeting one of the following criteria (please handwrite your initials on the appropriate line):

i.      ______          The Purchaser is a natural person whose total personal net work, either individually or jointly with such person's spouse, at the time of purchase, exceeds US $ 1,000,000; or

ii.     ______          The Purchaser is a natural person who had individual income in excess of US $ 200,000, or joint income with the person's spouse in excess of

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                                US $ 300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year; or

iii.    ______          An organization described in Section 501(c)(3) of the US Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $ 5,000,000; or

iv.     ______         A trust that (a) has total assets in excess of US $ 5,000,000; (b) was not formed for the specific purpose of acquiring the Shares; and (c) is directed in its purchases of the Shares by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Shares; or

v.     ______          An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; or

vi.    ______          A Small Business Investment Company licensed by the US Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

vii.   ______          A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

viii.  ______          The Purchaser is a natural person whose total personal net work, either individually or jointly with such person's spouse, at the time of purchase, exceeds US $ 1,000,000; or

ix.    ______          The Purchaser is a natural person who had individual income in excess of US $ 200,000, or joint income with the person's spouse in excess of US $ 300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year; or

x.     ______          An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

9.       The Purchaser has not purchased the Shares as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

10.    If the Purchaser decides to offer, sell or otherwise transfer any of the Shares it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

e.        the sale is to the Corporation;

f.        the sale is made outside of the US in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations;

g.        the sale is made pursuant to the exemption from registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable State securities laws or "blue sky" laws;

h.       the sale is to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) under the 1933 Act and a purchaser's letter containing the same representations, warranties and agreements as those contained in this certification, and satisfactory to the Corporation, is executed by the purchaser and delivered to the Corporation prior to the sale; or

i.         the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable State laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws and that the legend may be removed.

11.    The Purchaser acknowledges that the Purchaser has not purchased the Securities as a result of, an will not engage in, any "direct selling effort" (as defined in Regulation S under the 1933 Act) in the US in respect of the Securities which would include any activities undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the US for the resale of the Securities; provided however that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration of the Securities under the 1933 Act and any applicable State securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

12.    The certificate representing the securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable State securities laws, will bear on the face of such certificate, the following legend or similar worded legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE 1933 ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE1933 ACT.

13.    The Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Shares.  The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, State, local or foreign tax law of the undersigned's acquisition or disposition of such Shares.

14.    The Purchaser consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Certification and Subscription Agreement.

DATED June 30, 2007.

X _______________________________________
Signature of individual or Authorized Signatory

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_________________________________________
Address of Purchaser (residence if an individual)

_________________________________________
Telephone Number

_________________________________________
E-Mail Address

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SCHEDULE "B"

                                              CANADIAN CERTIFICATE OF ACCREDITED INVESTORS

To: Trustcash Holdings, Inc.
Re: Subscription for Securities of Corporation

The undersigned Purchaser/ officer of the Purchaser (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

1.                   he or she has read the Subscription Agreement and understands that the offering of Shares is being made on a prospectus exempt basis; and
2.                   the Purchaser is an accredited investor as defined in Regulation 45-106, by virtue of being:

(please handwrite your initials on the appropriate line)

____	a.	a bank listed in Schedule I or II of the Bank Act (Canada) or an authorized foreign bank listed in Schedule III of that Act;

____	b.	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

____	c.

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

____	d.

a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

____	e.	a company licensed to do business as an insurance company in any jurisdiction;

____	f.	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary entity;

____	g.	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

____	h.	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

____	i.	any Canadian municipality or any Canadian provincial or territorial capital city;

____	j.	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

____	k.	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

____	l.	a registered charity under the Income Tax Act (Canada);

____	m.

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$ 1,000,000;[1]

____	n.

an individual whose net income before taxes exceeded CAD$ 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD$ 300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

____	o.

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

____	p.	a Corporation that is acquiring securities of its own issue;

____	q.

a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CAD$ 5,000,000 as reflected in its most recently prepared financial statements;

____	r.	a person or company that is recognized by the British Columbia Securities Commission as an Accredited Investor;

____	s.	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are Accredited Investors;

____	t.

a mutual fund or non-redeemable investment fund that, in Canada, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the applicable  Securities Act(s)) or, if it has ceased distribution of its Securities, has previously distributed its securities in this manner;

____	u.	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

____	v.

an account that is fully managed by a trust corporation registered under the Loan and Trust

Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any other jurisdiction;

____	w.	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or**[2]

____	x.	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are Accredited Investors; or

______________________________
[1]              NI 45-106 defines the term (i) "financial assets" as cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of NI 45-106 (ii) "related liabilities" as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, (iii) "managed account" as an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction, and (iv) "spouse" as, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage. Terms used herein which are defined in National Instrument 14-101 ("NI 14-101") as adopted by the Ontario Securities Commission have the meaning given to them in NI 14-101 and terms used herein which are defined in the Act have the meaning given to them in the Act.
                Reference should be made to NI 45-106 itself for its complete text, including other definitions, and to the Companion Policy to the NI 45-106 for matters of interpretation and application.
 [2]              If individual Accredited Investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (aa), above, which must be checked.

Notes:

The statements made in this Schedule are true.

DATED June 30, 2007.

X_______________________________________
Signature of individual or Authorized Signatory

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_________________________________________
Address of Purchaser (residence if an individual)

_________________________________________
Telephone Number

_________________________________________
E-Mail Address

SCHEDULE "C"
RISK ACKNOWLEDGEMENT

Form 45-106F4

Risk Acknowledgement

-       I acknowledge that this is a risky investment.

-       I am investing entirely at my own risk.

-       No securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

-       The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.

-       I will not be able to sell these securities except in very limited circumstances.  I may never be able to sell these securities.

-       I could lose all the money I invest.

I am investing $____________ [total consideration] in total; this includes any amount I am obliged to pay in future.  Trustcash Holdings, Inc. will pay no fee or commission in connection with this investment.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

                                                                                                 _____________________________
Date                                                                       Signature of Purchaser

                                                                                                      Print Name of Purchaser

Sign 2 copies of this document.  Keep one copy for your records.

-
You have 2 business days to cancel your purchase

To do so, send a notice to Trustcash Holdings, Inc. stating that you want to cancel your purchase.  You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities.  You can send the notice by fax or email or deliver it in person to Trustcash Holdings, Inc. at its business address.  Keep a copy of the notice for your records.

Trustcash Holdings, Inc.
325-3495 Cambie Street
Vancouver, British Columbia V5Z 4R3
Attention: Kent Carasquero
Fax No.: (604) 725-4160
E-mail address:  kent@tyeecapital.com

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

-               the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

-               the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities.  Exempt market securities are more risky than other securities.

You will receive an offering memorandum Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

You will not receive advice

You will not get professional advice about whether the investment is suitable for you. But you can still seek that advice from a registered adviser or investment dealer.  In Alberta, Manitoba, Northwest Territories, Prince Edward Island, Québec and Saskatchewan to qualify as an eligible investor, you may be required to obtain that advice.  Contact the Investment Dealers Association of Canada (website at www.ida.ca) for a list of registered investment dealers in your area.

The securities you are buying are not listed

The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

The issuer of your securities is a non-reporting issuer

A non-reporting issuer does not have to publish financial information or notify the public of changes in its business. You may not receive ongoing information about this issuer.

For more information on the exempt market, call your local securities regulatory authority.

British Columbia Securities Commission 701 West Georgia Street P.O. Box 10142, Pacific Centre Vancouver, B.C. V7Y 1L2 Telephone: 604-899-6500 Fax: 604-899-6506 Website: http://www.bcsc.bc.ca

[Instruction:  The purchaser must sign 2 copies of this form.  The purchaser and the issuer must each receive a signed copy.]

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SCHEDULE "D"
CERTIFICATION OF NON-US PURCHASERS

To: Trustcash Holdings, Inc.
Re: Subscription for Securities of Corporation

The undersigned Purchaser/ officer of the Purchaser (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

  I have read the Subscription Agreement and understand that the offering of Shares is being made on a prospectus exempt basis;

  the Purchaser is an not a "U.S. Person" as defined in Regulation S (as the same may be amended from time to time) promulgated under the Act.the Shares are bring purchased for the Purchaser's own account for investment and not with a view to the resale or distribution of the shares within, or to citizens or residents of, the United States of America;

4.       The Purchaser is not purchasing the shares for the account or benefit or a citizen or resident of the United States of America or any partnership or corporation organized or incorporated under the laws of any jurisdiction in the United States of America;

5.       At the time of execution of this Subscription Agreement, the Purchaser is outside the United States of America;

6.       The Purchaser has received or has had access to all information the Purchaser consider necessary or advisable in order to enable the Purchaser to make an informed decision concerning your purchase of the shares; and

7.       The Purchaser has such knowledge and experience in business and financial matters that you are capable of evaluating the merits and risks or investing in the shares, and you are able to bear the economic risk of investing in the shares;

The Purchaser further understands and agrees that the Shares may not be offered for sale, sold, or otherwise disposed of within or to United States citizens or residents unless the shares are subsequently registered under the Act of 1933 or an exemption from registration is available. The certificate representing the shares will contain a restrictive legend with respect to the foregoing. In the event that by reason of your acquisition of the shares you are required to make any filings pursuant to the United States Securities Exchange Act of 1934, as amended, the certificate representing the shares will not be issued to you until all applicable filing requirements have been satisfied.

The statements made in this Schedule are true.

DATED ______________, 2007.

X _______________________________________
Signature of individual or Authorized Signatory

_________________________________________
Name of Purchaser (please print)

_________________________________________
Name of authorized signatory (please print)

_________________________________________
Address of Purchaser (residence if an individual)

_________________________________________
Telephone Number

_________________________________________
E-Mail Address

22